Exhibit 99.1

Paycor Announces Third Quarter Fiscal Year 2022 Financial Results

•Q3 Total revenue of $122.6 million, an increase of 23% year-over-year

•Raises FY’22 revenue guidance to $421-$422 million, an increase of approximately 20% year-over-year at the top end of the range

CINCINNATI – May 5, 2022 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the third quarter of fiscal year 2022, which ended March 31, 2022.

“Paycor delivered impressive revenue growth of 23% year-over-year, fueled by continued strong client growth,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “Demand remains robust for modern cloud-based HCM solutions and our differentiated platform purpose-built for leaders and configured by industry continues to resonate in the market.”

“We further enhanced our HCM suite, notably launching an innovative Developer Portal that builds on our industry-leading interoperability and a seamless Expense Management solution, while also increasing profitability for the third consecutive quarter. This sustained momentum gives us confidence to once again raise our full-year revenue and profitability guidance.”

Third Quarter Fiscal Year 2022 Financial Highlights

•Total revenue was $122.6 million, compared to $99.8 million for the third quarter of fiscal year 2021.

•Operating loss was $23.5 million, compared to $14.7 million for the third quarter of fiscal year 2021.

•Adjusted operating income* was $24.7 million, compared to $21.6 million for the third quarter of fiscal year 2021.

•Net loss attributable to Paycor HCM was $16.7 million, compared to $18.4 million for the third quarter of fiscal year 2021.

•Adjusted net income attributable to Paycor HCM* was $18.6 million, compared to $16.2 million for the third quarter of fiscal year 2021.

*Adjusted operating income and adjusted net income attributable to Paycor HCM are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures.

Third Quarter and Recent Business Highlights

•Released innovative Developer Portal to enhance Paycor’s industry-leading interoperability, making it even easier for clients and partners to seamlessly integrate and sync data between HR and third-party systems. The Developer Portal addresses over 50 points of integration and enables leaders to access real-time data and resources to support their businesses.

•Partnered with Equifax to provide automated employment and income verification services to clients at no cost, further reducing leaders’ administrative burden so they can focus on what matters, building winning teams. Companies often verify employment and income history for current or past employees who are applying for a loan or other financial services.

•Completed 360° integration between Fidelity Investments’ 401(k) administration services and Paycor’s HCM platform to streamline administration for our mutual clients.

•Launched new Expense Management solution, empowering leaders to easily reimburse employee expenses utilizing the same unified Paycor platform used to pay, hire, onboard, manage, grow, and recognize talent. By streamlining time-consuming and manual tasks like expense management, it enables leaders to invest more time and resources into developing their teams.

•Won Bronze Stevie® Award, recognizing Paycor’s Tax Advanced Support Team for outstanding customer service.

Business Outlook

Based on information as of today, May 5, 2022, Paycor is issuing the following financial guidance:

Fourth Quarter Ending June 30, 2022:

•Total revenue in the range of $103-$104 million.

•Adjusted operating income* in the range of $3.5-$4.5 million.

Fiscal Year Ending June 30, 2022:

•Total revenue in the range of $421-$422 million.

•Adjusted operating income* in the range of $41.8-$42.8 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking loss from operations, the most closely comparable GAAP financial measure because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

Conference Call Information

Paycor will host a conference call today, May 5, 2022, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-844-200-6205 (domestic) or 1-929-526-1599 (international). The access code is 976395. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor creates Human Capital Management software for leaders who want to make a difference. Our HCM platform modernizes every aspect of people management, from recruiting, onboarding and paying associates, to developing and retaining them. But what really sets us apart is our focus on business leaders. For over 30 years, we’ve been listening to and partnering with leaders, so we know what they need: HR technology that saves time, powerful analytics that provide actionable insights and personalized support. That’s why more than 29,000 customers trust Paycor to help them solve problems and achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; our ability to innovate and deliver high-quality, technologically advanced products and services; our relationships with third parties; the proper operation of our software; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the impact of COVID-19 on our business; and those risks described in our Annual Report on Form 10-K for the year ended June 30, 2021, as well as in our other filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income attributable to Paycor HCM, Inc. and adjusted net income attributable to Paycor HCM, Inc. per share. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets, stock-based compensation expenses, and certain corporate expenses, in each case that are included in costs of recurring revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as loss from operations before amortization of acquired intangible assets, stock-based award and liability incentive award compensation expenses, exit cost due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before stock-based award and liability incentive award compensation expenses and other certain corporate expenses, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based award and liability incentive award compensation expenses, exit cost due to exiting leases of certain facilities and other certain corporate expenses, (vii) adjusted research and development expense as research and development expenses before stock-based award and liability incentive award compensation expenses and other certain corporate expenses, (viii) adjusted net income attributable to Paycor HCM, Inc. as loss before benefit for income taxes after adjusting for amortization of acquired intangible assets, stock-based award and liability incentive award compensation expenses, gain or loss on the extinguishment of debt, exit cost due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, all of which are tax effected applying an adjusted effective tax rate and (ix) adjusted net income attributable to Paycor HCM, Inc. per share as adjusted net income attributable to Paycor HCM, Inc. divided by adjusted shares outstanding. Adjusted shares outstanding includes potentially dilutive securities excluded from the GAAP dilutive net loss per share calculation.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, operating income, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income attributable to Paycor HCM, Inc. and diluted net income attributable to Paycor HCM, Inc. per share. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Graman
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2022	June 30, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$134,004	$2,634
Accounts receivable, net	20,194	16,472
Deferred contract costs	34,247	24,503
Prepaid expenses	12,417	6,586
Other current assets	1,214	1,516
Current assets before funds held for clients	202,076	51,711
Funds held for clients	1,880,485	670,315
Total current assets	2,082,561	722,026
Property and equipment, net	32,751	41,080
Goodwill	750,655	750,802
Intangible assets, net	280,414	355,323
Capitalized software, net	37,921	31,310
Long-term deferred contract costs	117,256	90,880
Other long-term assets	25,080	19,532
Total assets	$3,326,638	$2,010,953
Liabilities, Redeemable Noncontrolling Interest and Stockholders' Equity
Current liabilities:
Accounts payable	$11,741	$11,978
Accrued expenses and other current liabilities	14,317	15,782
Accrued payroll and payroll related expenses	38,144	32,305
Deferred revenue	11,764	11,948
Current liabilities before client fund obligations	75,966	72,013
Client fund obligations	1,882,450	669,960
Total current liabilities	1,958,416	741,973
Deferred income taxes	62,671	76,138
Other long-term liabilities	11,886	16,680
Long-term debt, net	—	49,100
Total liabilities	2,032,973	883,891
Commitments and contingencies
Redeemable noncontrolling interest	—	248,423
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 174,903,005 shares outstanding at March 31, 2022 and 141,097,740 outstanding at June 30, 2021, respectively	175	141
Treasury stock, at cost, 10,620,260 shares at March 31, 2022 and June 30, 2021	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at March 31, 2022 and June 30, 2021, respectively	—	—
Series A preferred stock, $0.001 par value, 10,000 shares authorized, — and 7,715 shares outstanding at March 31, 2022 and June 30, 2021, respectively	—	262,772
Additional paid-in capital	1,910,745	1,133,399
Accumulated deficit	(371,570)	(275,751)
Accumulated other comprehensive (loss) income	(611)	3,152
Total stockholders' equity	1,293,665	878,639
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$3,326,638	$2,010,953

 Paycor HCM, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenues:
Recurring and other revenue	$122,189	$99,405	$317,334	$263,372
Interest income on funds held for clients	408	434	1,062	1,392
Total revenues	122,597	99,839	318,396	264,764
Cost of revenues	41,157	41,189	127,850	112,506
Gross profit	81,440	58,650	190,546	152,258
Operating expenses:
Sales and marketing	41,487	26,044	127,957	75,864
General and administrative	54,090	38,441	141,963	106,914
Research and development	9,324	8,833	30,120	26,507
Total operating expenses	104,901	73,318	300,040	209,285
Loss from operations	(23,461)	(14,668)	(109,494)	(57,027)
Other (expense) income:
Interest expense	(101)	(688)	(448)	(1,847)
Other	(12)	80	1,540	320
Loss before benefit for income taxes	(23,574)	(15,276)	(108,402)	(58,554)
Income tax benefit	(6,876)	(3,215)	(24,204)	(12,344)
Net loss	(16,698)	(12,061)	(84,198)	(46,210)
Less: Accretion of redeemable noncontrolling interests	—	6,379	11,621	17,900
Net loss attributable to Paycor HCM, Inc.	$(16,698)	$(18,440)	$(95,819)	$(64,110)
Basic and diluted net loss attributable to Paycor HCM, Inc. per share	$(0.10)	$(0.13)	$(0.56)	$(0.43)
Weighted average common shares outstanding:
Basic and diluted	174,819,649	141,097,740	171,881,617	148,113,313

 Paycor HCM, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(84,198)	$(46,210)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	5,113	5,073
Amortization of intangible assets and software	95,556	103,091
Amortization of deferred contract costs	22,330	13,641
Stock-based compensation expense	55,321	5,308
Amortization of debt acquisition costs	66	511
Deferred tax benefit	(24,227)	(12,344)
Bad debt expense	1,655	1,005
Gain on sale of investments	(9)	(70)
Gain on installment sale	(1,359)	—
Loss (gain) on foreign currency exchange	101	(571)
Loss on lease exit	9,055	—
Change in fair value of deferred consideration	(138)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,391)	(5,144)
Prepaid expenses and other current assets	(5,529)	(526)
Other long-term assets	334	868
Accounts payable	(160)	(2,159)
Accrued liabilities	6,151	9,453
Deferred revenue	943	(826)
Other long-term liabilities	(5,533)	243
Deferred contract costs	(58,450)	(45,158)
Net cash provided by operating activities	11,631	26,185
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(178,362)	(174,962)
Proceeds from sale and maturities of client funds available-for-sale securities	127,603	174,561
Purchase of property and equipment	(1,861)	(2,141)
Proceeds from note receivable on installment sale	3,040	—
Acquisition of intangible assets	(4,640)	(9,252)
Acquisition of Paltech Solutions, Inc., net of cash acquired	—	(16,592)
Internally developed software costs	(22,667)	(15,424)
Net cash used in investing activities	(76,887)	(43,810)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	1,204,091	172,311
Payment of contingent consideration	—	(1,000)
Payment of deferred consideration	(2,752)	—
Proceeds from promissory note with related party	—	64,989
Repayment of promissory note with related party	—	(64,989)
Proceeds from line-of-credit	3,500	56,217
Repayments of line-of-credit	(52,600)	(60,828)
Proceeds from debt	—	25,000
Repayments of debt	—	(758)
Proceeds from issuance of preferred stock, net of offering costs	—	262,772
Purchase of treasury stock at cost	—	(245,074)

Proceeds from the issuance of common stock sold in the IPO, net of offering costs and underwriting discount	454,915	—
Redemption of Redeemable Series A Preferred Stock (acquisition of non-controlling interest)	(260,044)	—
Proceeds from employee stock purchase plan	3,186	—
Dividends paid to noncontrolling interests	—	(6,194)
Other financing activities	(395)	(397)
Net cash provided by financing activities	1,349,901	202,049
Impact of foreign exchange on cash and cash equivalents	18	(35)
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	1,284,663	184,389
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	560,000	546,448
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$1,844,663	$730,837
Supplemental disclosure of non-cash investing, financing and other cash flow information:
Capital expenditures in accounts payable	$25	$28
Cash paid during the year for interest	$154	$510
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$134,004	$19,364
Restricted cash and short-term investments	—	6,076
Funds held for clients	1,710,659	705,397
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$1,844,663	$730,837

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Gross Profit*	$81,440	$58,650	$190,546	$152,258
Gross Profit Margin	66.4%	58.7%	59.8%	57.5%
Amortization of intangible assets	1,433	11,722	18,017	34,413
Stock-based compensation expense	1,710	230	5,205	656
Adjusted Gross Profit*	$84,583	$70,602	$213,768	$187,327
Adjusted Gross Profit Margin	69.0%	70.7%	67.1%	70.8%

*    Gross Profit and Adjusted Gross Profit are burdened by depreciation expense of $0.6 million and $0.6 million for the three months ended March 31, 2022 and 2021, respectively, and $2.0 million and $1.8 million for the nine months ended March 31, 2022 and 2021, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of capitalized software of $5.8 million and $3.7 million for the three months ended March 31, 2022 and 2021, respectively, and $16.0 million and $9.5 million for the nine months ended March 31, 2022 and 2021, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of deferred contract costs of $4.6 million and $2.8 million for the three months ended March 31, 2022 and 2021, respectively, and $12.2 million and $7.4 million for the nine months ended March 31, 2022 and 2021, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Loss from Operations	$(23,461)	$(14,668)	$(109,494)	$(57,027)
Operating Margin	(19.1)%	(14.7)%	(34.4)%	(21.5)%
Amortization of intangible assets	22,136	31,782	79,548	93,553
Stock-based compensation expense	16,294	1,875	55,321	5,308
Liability incentive award compensation expense	—	7	—	70
Loss on lease exit*	9,055	—	9,055	—
Corporate adjustments**	626	2,601	3,871	5,864
Adjusted Operating Income	$24,650	$21,597	$38,301	$47,768
Adjusted Operating Income Margin	20.1%	21.6%	12.0%	18.0%

* Represents exit cost due to exiting leases of certain facilities.
** Corporate adjustments for the three and nine months ended March 31, 2022 relate to certain restructuring costs of $0.2 million and $0.4 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.4 million and $2.5 million, respectively, and costs associated with a secondary offering completed in October 2021 (“October 2021 Secondary Offering”) of $— million and $1.0 million for the three and nine months ended March 31, 2022, respectively. Corporate adjustments for the three and nine months ended March 31, 2021 relate to certain transition costs of the new executive leadership team and closure of a standalone facility of $— million and $1.0 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $2.6 million and $4.4 million, respectively, and transaction expenses and costs associated with the Paltech Solutions, Inc. (“7Geese”) Acquisition totaling $— million and $0.5 million for the three and nine months ended March 31, 2021, respectively.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Sales and Marketing expense	$41,487	$26,044	$127,957	$75,864
Stock-based compensation expense	(7,634)	(623)	(29,390)	(1,737)
Corporate adjustments*	—	(3)	(53)	(598)
Adjusted Sales and Marketing expense	$33,853	$25,418	$98,514	$73,529
General and Administrative expense	$54,090	$38,441	$141,963	$106,914
Amortization of intangible assets	(20,703)	(20,060)	(61,531)	(59,140)
Stock-based compensation expense	(5,846)	(982)	(16,947)	(2,801)
Liability incentive award compensation expense	—	(7)	—	(70)
Loss on lease exit**	(9,055)	—	(9,055)	—
Corporate adjustments***	(626)	(2,536)	(3,818)	(5,204)
Adjusted General and Administrative expense	$17,860	$14,856	$50,612	$39,699
Research and Development expense	$9,324	$8,833	$30,120	$26,507
Stock-based compensation expense	(1,104)	(40)	(3,779)	(114)
Corporate adjustments****	—	(62)	—	(62)
Adjusted Research and Development expense	$8,220	$8,731	$26,341	$26,331

*    Corporate adjustments for the nine months ended March 31, 2022 relate to costs associated with becoming a public company. Corporate adjustments for the three and nine months ended March 31, 2021 relate to certain transition costs of the new executive leadership team and closure of a standalone facility.
** Represents exit cost due to exiting leases of certain facilities.
***    Corporate adjustments for the three and nine months ended March 31, 2022 relate to certain restructuring costs of $0.2 million and $0.4 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.4 million and $2.4 million, respectively, and costs associated with the October 2021 Secondary Offering of $— million and $1.0 million for the three and nine months ended March 31, 2022, respectively. Corporate adjustments for the three and nine months ended March 31, 2021 relate to certain transition costs of the new executive leadership team and closure of a standalone facility of $— million and $0.4 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs, of $2.5 million and $4.3 million, respectively, and transaction expenses and costs associated with the 7Geese Acquisition totaling $— million and $0.5 million for the three and nine months ended March 31, 2021, respectively.
****    Corporate adjustments for the three and nine months ended March 31, 2021 relate to costs associated with the 7Geese Acquisition.

Adjusted Net Income Attributable to Paycor HCM, Inc. and Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Net loss before benefit for income taxes	$(23,574)	$(15,276)	$(108,402)	$(58,554)
Loss on debt amendment	—	—	35	—
Amortization of intangible assets	22,136	31,782	79,548	93,553
Gain on installment sale	—	—	(1,359)	—
Stock-based compensation expense	16,294	1,875	55,321	5,308
Liability incentive award compensation expense	—	7	—	70
Loss on lease exit*	9,055	—	9,055	—
Corporate adjustments**	626	2,601	3,871	5,864
Non-GAAP adjusted income before applicable income taxes	24,537	20,989	38,069	46,241
Income tax effect on adjustments***	(5,889)	(4,827)	(9,137)	(10,635)
Adjusted Net Income Attributable to Paycor HCM, Inc.	$18,648	$16,162	$28,932	$35,606

Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share	$0.11	$0.11	$0.17	$0.23
Adjusted shares outstanding****	175,116,109	151,978,985	173,269,703	151,825,208

* Represents exit cost due to exiting leases of certain facilities.
** Corporate adjustments for the three and nine months ended March 31, 2022 relate to certain restructuring costs of $0.2 million and $0.4 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.4 million and $2.5 million, respectively and costs associated with the October 2021 Secondary Offering of $— million and $1.0 million for the three and nine months ended March 31, 2022, respectively. Corporate adjustments for the three and nine months ended March 31, 2021 relate to certain transition costs of the new executive leadership team and closure of a standalone facility of $— million and $1.0 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $2.6 million and $4.4 million, respectively, and transaction expenses and costs associated with the 7Geese Acquisition totaling $— million and $0.5 million for the three and nine months ended March 31, 2021, respectively.
*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective tax rate of 24.0% for the three and nine months ended March 31, 2022, respectively, and 23.0% for the three and nine months ended March 31, 2021, respectively.
**** The adjusted shares outstanding for the three months ended March 31, 2022 are based on the if-converted method and include potentially dilutive securities that are excluded from U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect. The adjusted shares outstanding for the nine months ended March 31, 2022 assume the conversion of the Series A Preferred Stock as if it would have occurred on July 1, 2021, based on the if-converted method and include potentially dilutive securities that are excluded from U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect. The adjusted shares outstanding for the three and nine months ended March 31, 2021 assume conversion of the Series A Preferred Stock as if it would have occurred on the December 29, 2020 and January 20, 2021 issuance dates, respectively, based on the if-converted method.